SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 27, 2002
Date of Report (Date of earliest event reported)

NOVADIGM, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

0-26156 (Commission File)	22-3160347 (IRS Employer Identification Number)

One International Boulevard, Suite 200
Mahwah, NJ 07495
(Address of principal executive offices, including zip code)

(201) 512-1000
(Registrant’s telephone number, including area code)

Item 4. Change in Registrant’s Certifying Accountant.

(a)  Previous independent accountants

     (i)  On June 27, 2002, the Registrant dismissed Arthur Andersen LLP as its independent accountants. The Registrant’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

     (ii)  The reports of Arthur Andersen LLP on the Registrant’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii)  During the Registrant’s two most recent fiscal years and through June 27, 2002, the Registrant had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of

Arthur Andersen LLP would have caused them to make reference thereto in their report on the Registrant’s financial statements for such years.

     (iv)  During the Registrant’s two most recent fiscal years and through June 27, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     (v)  The Registrant has provided Arthur Andersen LLP with a copy of the foregoing disclosure. A copy of Arthur Andersen’s letter addressed to the SEC, dated June 28, 2002, stating Arthur Andersen’s agreement with the such disclosure, is filed as Exhibit 16 to this Form 8-K.

(b)  New independent accountants

     The Registrant engaged KPMG LLP as its new independent accountants as of June 27, 2002. During the Registrant’s two most recent fiscal years and through June 27, 2002, the Registrant has not consulted with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits

          (c) Exhibits.

16	Letter from Arthur Andersen LLP, dated June 28, 2002, Re Change In Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVADIGM, INC.

Date: July 2, 2002	By:	/s/ Wallace D. Ruiz Wallace D. Ruiz Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16	Letter from Arthur Andersen LLP, dated June 28, 2002, Re Change In Certifying Accountant